     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998.
                                                      REGISTRATION NO. 333-39253
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                     POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  ONTRO, INC.

                 (Name of small business issuer in its charter)

          CALIFORNIA                         2820                  33-0638356
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

           12675 DANIELSON COURT, SUITE 401, POWAY, CALIFORNIA 92064,
                                 (619) 486-7200

(Address and telephone number of principal executive offices and principal place of business)

                             CT CORPORATION SYSTEM

         818 WEST SEVENTH STREET, LOS ANGELES, CA 90017, (213) 627-8252

           (Name, address and telephone number of agent for service)

                            ------------------------

                                   COPIES TO:

        DAVID A. FISHER, ESQ.                    THOMAS J. POLETTI, ESQ.
     TIMOTHY J. FITZPATRICK, ESQ.                 SUSAN B. KALMAN, ESQ.
          FISHER THURBER LLP                   FRESHMAN, MARANTZ, ORLANSKI,
  4225 Executive Square, Suite 1600                   COOPER & KLEIN
   La Jolla, California 92037-1483         9100 Wilshire Blvd., 8th Floor East
         Tel. (619) 535-9400               Beverly Hills, California 90212-3480
          Fax (619) 535-1616                       Tel. (310) 273-1870
                                                    Fax (310) 274-8357

                            ------------------------

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

    If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO       OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED(1)        UNIT(2)             PRICE(1)        REGISTRATION FEE
Units (each Unit consists of one share
  of Common Stock, no par value and
  one Common Stock Purchase
  Warrant)(3).........................      3,910,000             $6.00            $23,460,000          $7,108.38
Common Stock, no par value(4).........      3,910,000               --                  --                  --
Common Stock Purchase Warrants(5).....      3,910,000               --                  --                  --
Common Stock, no par value, underlying
  Warrants(6).........................      3,910,000             $9.00            $35,190,000          $10,662.57
Representatives' Option(7)............          1                 $0.001               $340               $1.00
Units underlying Representatives'
  Option (each Unit consists of one
  share of Common Stock, no par value,
  and one Common Stock Purchase
  Warrant)............................       340,000              $9.60             $3,264,000           $988.99
Common Stock, no par value, underlying
  Representatives' Option.............       340,000                --                  --                  --
Common Stock Purchase Warrants,
  underlying Representatives'
  Option..............................       340,000                --                  --                  --
Common Stock, no par value, underlying
  Common Stock Purchase Warrants
  underlying Representatives'
  Option..............................       340,000              $9.00             $3,060,000           $927.18
Common Stock, no par value, owned by
  the Selling Security Holders........        70,587              $6.00              $423,522            $128.34
Common Stock, no par value, underlying
  the Selling Security Holder's
  Warrants(8).........................        70,587              $9.00              $635,283            $192.51
Total.................................                                                                 $20,008.97*

*   Previously paid.

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Act"), this Registration Statement covers such additional indeterminate number of shares of Common Stock and Warrants as may be issued by reason of adjustments in the number of shares of Common Stock and Warrants pursuant to anti-dilution provisions contained in the Warrants and Representatives' Options. Because such additional shares of Common Stock and Warrants will, if issued, be issued for no additional consideration, no registration fee is required.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) Includes 510,000 Units subject to the Underwriters' over-allotment option (the "Over-allotment Option"). The Common Shares included in these Units will be offered by L.L. Knickerbocker Company, Inc. and the Warrants included in these Units will be offered by the Registrant.

(4) Includes 510,000 shares of Common Stock subject to the Over-allotment
    Option.

(5) Includes 510,000 Warrants subject to the Over-allotment Option. The Warrants are exercisable over a three year period commencing on the closing date of the Offering at 150% of the price of the Units offered herein.

(6) The number of shares of Common Stock specified is the number which may be acquired upon exercise of the Warrants at the maximum exercise price thereof.

(7) The Representatives' Option entitles the Representatives to purchase 340,000 Units at $9.60 per Unit. The Common Stock and Warrants included in the Units underlying the Representatives' Option may only be purchased together. The Representatives' Option is exercisable over a four year period commencing one year from the effective date of this Registration Statement.

(8) The Selling Security Holders' Warrants are not registered herein. The Selling Security Holders' Warrants are exercisable over a three year period commencing on the closing date of the Offering at 150% of the Offering Price of the Units.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The statutes, charter provisions, Bylaws, Indemnification Agreements, or other arrangements under which any controlling person, director, or officer of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, are as follows:

        (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines, and amounts paid in settlement under certain conditions and subject to certain limitations.

        (b) Article V of the Bylaws of the Company provides that the Company shall have power to indemnify any person who is or was an agent of the Company as defined in Section 317 of the California General Corporation Law through Bylaw provisions, agreements with agents, vote of the stockholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject to applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

        (c) Article IV of the Company's Articles of Incorporation provides that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to the Company or its shareholders in any action brought by or in the right of the Company. However, a director remains liable to the extent required by California law. The provisions will not alter the liability of directors under federal securities laws.

        (d) Pursuant to authorization provided under the Articles of Incorporation, the Company has entered into Indemnification Agreements with each of its directors and officers. Generally, the Indemnification Agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company, except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses, for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The Indemnification Agreements provide for the Company to advance to the individual any and all reasonable expenses, including legal fees and expenses, incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

        (e) There is directors and officers liability insurance now in effect which insures directors and officers of the Company. Such policy is renewed by the Company on a monthly basis and provides limits of $2,000,000 per policy year and does not provide coverage with respect to this filing. Under the policy, the directors and officers are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions. The policy insures the Company against loss as to which its directors and officers are entitled to indemnification. Upon completion of this Offering, the Company intends to obtain a policy that will provide limits of $5,000,000 per policy year and will provide coverage with respect to this filing.

        (f) The Underwriting Agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933 (the "Act"), each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee...................  $  20,000
Nasdaq listing fee..............................................  $  10,000
NASD filing fee.................................................  $   2,700
Blue Sky fees and expenses......................................  $  25,000
Non-Accountable Expense Allowance to the Representatives........  $ 374,000
Printing and engraving expenses.................................  $ 150,000
Accounting fees and expenses....................................  $ 160,000
Legal fees and expenses.........................................  $ 275,000
Transfer Agent and Registrar fees...............................  $   5,000
Financial consulting fee........................................  $  72,000
Miscellaneous expenses..........................................  $ 295,300
                                                                  ---------
    Total.......................................................  $1,389,000
                                                                  ---------
                                                                  ---------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    Since incorporation in November, 1994, the Company has sold and issued the unregistered securities shown below, all of which reflect the fact the Company's Common Stock was split 28.12 shares for each one share outstanding on December 31, 1996.

    (1) On December 29, 1994, the Company issued 652,947 and 435,298 shares of Common Stock to Messrs. Scudder and Berntsen, respectively, for a total consideration of $35,000, or $.03 per share.

    (2) On May 18, 1995, the Company issued 177,157 shares of Common Stock to Harvey Ruben, Daniel Gibbs, Kevin Mineo, Dennis Webb, the McKay Trust, the Siebert Trust, and the Christopher Trust, for a total consideration of $5,695.20 or $.03 per share.

    (3) On June 26, 1995, the Company issued 28,120 shares of Common Stock to Alan Ligi for a total consideration of $25,000, or $.89 per share.

    (4) On August 24, 1995, the Company issued a total of 28,120 shares of Common Stock to Yale Fowler and Curtis Colt for a total consideration of $25,000, or $.89 per share.

    (5) On November 22, 1995, the Company issued 28,120 shares of Common Stock to James Hopper and Dennis Huston for a total consideration of $25,000, or $.89 per share.

    (6) On December 1, 1995, the Company issued 14,060 shares of Common Stock to Edward Villanueva for a total consideration of $12,500, or $.89 per share.

    (7) On January 31, 1996, the Company issued 22,496 shares of Common Stock to James Hopper, Dennis Huston, and Richard Johnson for a total consideration of $20,000, or $.89 per share, and issued 2,813 shares of Common Stock to the McKay Trust for services rendered.

    (8) On February 14, 1996, the Company issued 14,060 shares of Common Stock to Fernando Fregoso and Frank Barone for services rendered, and 2,812 shares of Common Stock to the McKay Trust for a total consideration of $2,500, or $.89 per share.

    (9) On May 15, 1996, the Company issued 29,526 shares of Common Stock to the Kadane Trust, Alan Ligi, and Richard Johnson for a total consideration of $26,250, or $.89 per share.

   (10) On June 7, 1996, the Company issued 140,600 shares of Common Stock (28,120 shares each) to James Hopper, Dennis Huston, Edward Villanueva, and Messrs. Scudder and Berntsen, in exchange for their personal guarantees on equipment leases to the Company.

   (11) On June 18, 1996, the Company issued 19,684 shares of Common Stock to James Hopper, John Caldwell, and the Christopher Trust for a total consideration of $17,500, or $.89 per share.

   (12) On June 26, 1996, the Company issued 2,812 shares of Common Stock to the Kadane Trust for a total consideration of $2,500, or $.89 per share.

   (13) On June 28, 1996, the Company issued 28,120 shares of Common Stock to Andre Bell and William Winston for a total consideration of $25,000, or $.89 per share.

   (14) On July 1, 1996, the Company issued 42,180 shares of Common Stock each to Jerine Rosato and Ann Davern for services rendered.

   (15) On July 15, 1996, the Company issued 143,103 shares of Common Stock to Manhattan West, Inc. for a total consideration of $100,000, or $.70 per share.

   (16) On July 15, 1996, the Company issued 14,060 shares of Common Stock to Dennis Huston for a total consideration of $12,500, or $.89 per share.

   (17) On September 20, 1996, the Company issued 858,673 shares of Common Stock to the L.L. Knickerbocker Company, Inc. for a total consideration of $600,000, or $.70 per share.

   (18)  On October 1, 1996, the Company issued 42,180 shares of Common Stock to
L. Kevin Mineo for services rendered.

   (19) On March 22, 1997, the Company issued 12,000 shares of Common Stock to Kevin A. Hainley, its Chief Financial Officer, for a total consideration of $12,000, or $1.00 per share, upon exercise of an outstanding incentive stock option.

   (20) On May 30, 1997, the Company issued 222,222 shares of Common Stock to the Danna Trust, Salvador La Barbera, Trustee, for a total consideration of $500,000 or approximately $2.25 per share and a warrant to purchase 100,000 shares of Common Stock for $3.00 per share.

   (21) On June 1, 1997, the Company issued 4,000 shares of Common Stock to Kevin A. Hainley, its Chief Financial Officer, in exchange for services rendered (waiver of $8,000 in salary due or $2.00 per share).

   (22) On July 24, 1997, the Company issued 5,000 shares of Common Stock to L. Lawrence Potomac, one of its advisory board members, for a total consideration of $5.00, or approximately $.001 per share, upon exercise of an outstanding non-qualified stock option.

   (23) On August 1, 1997, the Company issued 4,000 shares of Common Stock to Kevin A. Hainley, its Chief Financial Officer, in exchange for services rendered (waiver of $8,000 in salary due or $2.00 per share).

   (24) On September 23, 1997, the Company issued 20,000 shares of Common Stock to C. James Moore for a total consideration of $62,600, or $3.13 per share.

   (25) On September 24, 1997, the Company issued 11,949 shares of Common Stock to Scott and Susan Moore for a total consideration of $37,400, or $3.13 per share.

   (26) On October 27, 1997, the Company issued 7,987 shares of Common Stock to Tony Orlina and 4,833 shares of Common Stock to Stephen A. Shields for a total consideration of $40,000, or $3.13 per share.

   (27) On October 27, 1997, the Company issued to Henri B. Schkud, Grant King, and Francesca Daniels, an aggregate of 70,587 units consisting of one share of Common Stock and a warrant to purchase one share of Common Stock on terms substantially similar to the Warrants for a total consideration of $300,000 or $4.25 per unit.

   (28) In February 1998, each of the officers, directors and employees of the Company and Knickerbocker, along with two other individuals contributed 67,260 shares of Insta-Heat, Inc. ("IHI") common stock to IHI for cancellation. These shares represented all of the IHI securities held by the officers, directors, employees and Knickerbocker, and a portion of the shares held by the other two individuals. The contributions were made without consideration. In March 1998 the Company entered into agreements with each of the remaining 20 IHI shareholders to utilize a portion of the proceeds of the Offering to purchase all of their 19,250 IHI shares for $25 per share, or $481,250. $25 was the price paid in cash to purchase IHI common stock in all but one of the sales of IHI common stock which occurred since June 1995 (Knickerbocker paid $50,000 for 29,260 shares in September 1996, or $1.71 per share). Each of the remaining IHI shareholders also agreed to the termination of the license agreement between the Company and IHI (the "IHI License") and waiver of any royalties due. As a result thereof IHI is anticipated to become a wholly owned subsidiary of the Company following completion of the Offering, and the IHI License will be terminated.

    The sale and issuance of securities in each of the transactions numbered 1 through 27 were deemed to be exempt under the Act by virtue of section 4(2) as transactions by an issuer not involving any public offering. Each of the transactions numbered 1 through 27 were also deemed to be exempt under Section 4(2) of the Act by reason of their compliance with 17 CFR 230.506. In connection with each transaction the Company took such actions, and obtained from the purchaser written representations and warranties sufficient to provide the Company with reasonable grounds to believe: (i) all offers and sales satisfied the terms of 17 CFR 230.501 and 17 CFR 230.502; (ii) there were no more than 35 purchasers calculated pursuant to 17 CFR 230.501(e); (iii) each purchaser alone or with a purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment prior to making the purchase; (iv) the purchasers in each of the transactions numbered 15, 16 and 19 through 27 were accredited investors as defined in 17 CFR 230.501(a); and (v) each of the purchasers in each of transactions numbered 1 through 27 had adequate access through employment or other relationships with the Company or its management, to information about the Company which was supplied to them to allow them to make an informed investment decision. In each of the transactions numbered 1 through 27, the purchasers had a previous existing personal or business relationship with the officers and directors of the Company. Each of the transactions numbered 1 through 27 was also deemed to be exempt pursuant to section 3(b) of the Act as a result of being in compliance with and satisfying all of the conditions of 17 CFR 230.505. In each of the transactions, appropriate legends were affixed to the certificates issued to the purchaser.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

  EXHIBIT
    NO.      DESCRIPTION OF DOCUMENTS
-----------  ---------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement. (1)

       1.2   Form of Selected Dealers Agreement. (1)

       3.1   Restated Articles of Incorporation filed with the California Secretary of State on March 10, 1997. (1)

       3.2   Bylaws of the Registrant as amended. (1)

       3.3   Form of Indemnification Agreement for Officers and Directors, and certain advisors. (1)

       4.1   Form of Warrant Certificate. (1)

       4.2   Form of Representatives' Option. (1)

       4.3   Warrant Agreement between the Company and ChaseMellon Shareholder Services. (1)

       4.4   Form of Common Stock Certificate. (1)

       5.1   Opinion of Fisher Thurber LLP regarding the legality of the securities being registered. (1)

       9.1   Voting Trust Agreement between the Company, James Scudder as Trustee, and Manhattan West, Inc. (1)

       9.2   Termination of Voting Trust Agreement between the Company, James Scudder as Trustee, and Manhattan West,
              Inc. (1)

       9.3   Form of Voting Trust Agreement between James Scudder, James Berntsen and L.L. Knickerbocker and Cohig &
              Associates, Inc. (2)

      10.1   Consulting Agreement effective August 22, 1996 as amended, between the Company and Rowland Hanson. (1)

      10.2   Consulting Agreement dated July 15, 1996, between the Company and Manhattan West, Inc. (1)

      10.3   Consulting Agreement dated August 5, 1996, between the Company and L. Lawrence Potomac. (1)

      10.4   Consulting Agreement effective October 15, 1996, between the Company and Tor Petterson & Associates. (1)

      10.5   Consulting Agreement dated August 11, 1997, between the Company and D. Scott Thorogood. (1)

      10.6   Stock Purchase Agreement, dated July 15, 1996 between the Company and Manhattan West, Inc. (1)

      10.7   Option Agreement with Manhattan West, Inc., dated July 15, 1996. (1)

      10.8   Agreement of Purchase and Sale between the Company and the L.L. Knickerbocker Company, Inc., dated
              September 17, 1996. (1)

      10.9   Form of Loan Agreement between the Company and the lenders identified on the attached schedule. (1)

     10.10   Loan Agreement between the Company and 4D Enterprises, Inc., dated February 24, 1997. (1)

     10.11   Employment Agreement between the Company and Allan C. Mayer, Jr., dated January 1, 1997. (1)

     10.12   Employment Agreement between the Company and James A. Scudder, dated September 1, 1996. (1)

  EXHIBIT
    NO.      DESCRIPTION OF DOCUMENTS
-----------  ---------------------------------------------------------------------------------------------------------
     10.13   Employment Agreement between the Company and James L. Berntsen, dated September 1, 1996. (1)

     10.14   Employment Agreement between the Company and Kevin A. Hainley, dated January 1, 1997. (1)

     10.15   Distributorship Agreement with the L.L. Knickerbocker Company, Inc., dated April 4, 1997. (1)

     10.16   Amended and Restated License Agreement with Insta-Heat, Inc, effective September 30, 1995. (1)

     10.17   The Company's 1996 Omnibus Stock Plan. (1)

     10.18   1996 Omnibus Stock Plan Form of Incentive Stock Option Agreement. (1)

     10.19   1996 Omnibus Stock Plan Form of Nonqualified Stock Option Agreement. (1)

     10.20   1996 Omnibus Stock Plan Form of Restricted Stock Purchase Agreement. (1)

     10.21   Form of Option Agreement with Advisory Board Members listed on attached schedule. (1)

     10.22   Option Agreement with David A. Fisher, dated January 6, 1997. (1)

     10.23   Form of Warrant between the Company and the lenders identified on the attached schedule. (1)

     10.25   Stock Purchase Agreement dated May 30, 1997 between the Company and the Danna Trust. (1)

     10.26   Stock Purchase Agreement dated September 23, 1997 between the Company and C. James Moore. (1)

     10.27   Stock Purchase Agreement dated September 24, 1997 between the Company and Scott and Susan Moore. (1)

     10.28   Evaluation Agreement dated May 23, 1997 between the Company and Nestle USA, Inc. (1)

     10.29   Leases for the Company's facilities at 12625 and 12675 Danielson Court, Suites 110 and 401, dated
              February 8, 1996, as amended. (1)

     10.30   Lease for the Company's proposed facility to be constructed dated August 7, 1997. (1)

     10.31   Stock Purchase Agreement dated October 27, 1997, between the Company and Tony Orlina. (1)

     10.32   Stock Purchase Agreement dated October 27, 1997, between the Company and Stephen A. Shields. (1)

     10.33   Form of Stock Purchase Agreement dated October 27, 1997 between the Company and the Selling Security
              Holders. (1)

     10.34   Form of Warrant between the Company and the Selling Security Holders. (1)

     10.35   Form of Loan Agreement between the Company and the lenders identified on the attached schedule. (1)

     10.36   Form of Stock Purchase Agreement between the Company and the shareholders identified on the attached schedule. (2)

     10.37   Form of First Amendment to Loan Agreement and Warrant between the Company and the Bridge Lenders identified on the attached schedule. (1)

     10.38   Loan Agreement dated January 2, 1998 and First Amendment thereto dated January 31, 1998 between the
              Company and MPII a Texas corporation. (1)

     10.39   First Amendment to Loan Agreement and Note between the Company and the lenders identified on the attached schedule. (1)

  EXHIBIT
    NO.      DESCRIPTION OF DOCUMENTS
-----------  ---------------------------------------------------------------------------------------------------------
     10.40   Form of First Amendment to Stock Purchase Agreement between the Company and the Selling Security Holders identified on the attached schedule. (1)

     10.41   Termination of Consulting Agreement between the Company and Manhattan West, Inc. dated February 4, 1998.
              (1)

     10.42   Form of cancellation of the License Agreement between the Company and Insta Heat, Inc.(1)

     10.43   Form of Stock Purchase Agreement between the Company and the Shareholders identified on the attached
              Schedule.

      23.1   Consent of Fisher Thurber LLP (contained in their opinion filed as Exhibit 5). (1)

      23.2   Consent of KPMG Peat Marwick LLP, Independent Public Accountants. (1)

      24.1   Form of Power of Attorney. (1)

        27   Financial Data Schedule. (1)

------------------------

(1) Previously filed

(2) Filed herewith

(3) To be filed by amendment

    (B) FINANCIAL STATEMENT SCHEDULES

    All schedules have been omitted, as the required information is inapplicable or the information is presented in the Financial Statements or the notes thereto.

ITEM 28. UNDERTAKINGS

    Insofar as indemnification of liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) The Registrant will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (5) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Poway, State of California, on May 14, 1998.

                                ONTRO, INC.

                                By:               JAMES A. SCUDDER
                                     -----------------------------------------
                                                 James A. Scudder,
                                              CHIEF EXECUTIVE OFFICER

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                          SIGNATURES
--------------------------------------------------------------

JAMES A. SCUDDER                LOUIS L. KNICKERBOCKER
------------------------------  ------------------------------
James A. Scudder                Louis L. Knickerbocker
President, Chief Executive      Director
Officer,                        By: James A. Scudder
and Director                    Attorney-in-Fact
May 14, 1998                    May 14, 1998

JAMES L. BERNTSEN               ROBERT F. COSTON
------------------------------  ------------------------------
James L. Berntsen               Robert F. Coston
Executive Vice President,       Director
Secretary                       By: James A. Scudder
and Director                    Attorney-in-Fact
May 14, 1998                    May 14, 1998

KEVIN A. HAINLEY                DOUGLAS W. MOUL
------------------------------  ------------------------------
Kevin A. Hainley                Douglas W. Moul
Chief Financial Officer         Director
May 14, 1998                    By: James A. Scudder
                                Attorney-in-Fact
                                May 14, 1998

                                  ONTRO, INC.
                               INDEX TO EXHIBITS
                                  TO FORM SB-2

 EXHIBIT
   NO.     DESCRIPTION OF DOCUMENTS
---------  ---------------------------------------------------------------------------------------------------------
 1.1       Form of Underwriting Agreement. (1)
 1.2       Form of Selected Dealers Agreement. (1)
 3.1       Restated Articles of Incorporation filed with the California Secretary of State on March 10, 1997. (1)
 3.2       Bylaws of the Registrant as amended. (1)
 3.3       Form of Indemnification Agreement for Officers and Directors, and certain advisors. (1)
 4.1       Form of Warrant Certificate. (1)
 4.2       Form of Representatives' Option. (1)
 4.3       Warrant Agreement between the Company and ChaseMellon Shareholder Services. (1)
 4.4       Form of Common Stock Certificate. (1)
 5.1       Opinion of Fisher Thurber LLP regarding the legality of the securities being registered. (1)
 9.1       Voting Trust Agreement between the Company, James Scudder as Trustee, and Manhattan West, Inc. (1)
 9.2       Termination of Voting Trust Agreement between the Company, James Scudder as Trustee, and Manhattan West,
            Inc. (1)
 9.3       Form of Voting Trust Agreement between James Scudder, James Berntsen and L.L. Knickerbocker and Cohig &
            Associates, Inc. (2)
10.1       Consulting Agreement effective August 22, 1996 as amended, between the Company and Rowland Hanson. (1)
10.2       Consulting Agreement dated July 15, 1996, between the Company and Manhattan West, Inc. (1)
10.3       Consulting Agreement dated August 5, 1996, between the Company and L. Lawrence Potomac. (1)
10.4       Consulting Agreement effective October 15, 1996, between the Company and Tor Petterson & Associates. (1)
10.5       Consulting Agreement dated August 11, 1997, between the Company and D. Scott Thorogood. (1)
10.6       Stock Purchase Agreement, dated July 15, 1996 between the Company and Manhattan West, Inc. (1)
10.7       Option Agreement with Manhattan West, Inc., dated July 15, 1996. (1)
10.8       Agreement of Purchase and Sale between the Company and the L.L. Knickerbocker Company, Inc., dated
            September 17, 1996. (1)
10.9       Form of Loan Agreement between the Company and the lenders identified on the attached schedule. (1)
10.10      Loan Agreement between the Company and 4D Enterprises, Inc., dated February 24, 1997. (1)
10.11      Employment Agreement between the Company and Allan C. Mayer, Jr., dated January 1, 1997. (1)
10.12      Employment Agreement between the Company and James A. Scudder, dated September 1, 1996. (1)
10.13      Employment Agreement between the Company and James L. Berntsen, dated September 1, 1996. (1)
10.14      Employment Agreement between the Company and Kevin A. Hainley, dated January 1, 1997. (1)
10.15      Distributorship Agreement with the L.L. Knickerbocker Company, Inc., dated April 4, 1997. (1)
10.16      Amended and Restated License Agreement with Insta-Heat, Inc, effective September 30, 1995. (1)

 EXHIBIT
   NO.     DESCRIPTION OF DOCUMENTS
---------  ---------------------------------------------------------------------------------------------------------
10.17      The Company's 1996 Omnibus Stock Plan. (1)
10.18      1996 Omnibus Stock Plan Form of Incentive Stock Option Agreement. (1)
10.19      1996 Omnibus Stock Plan Form of Nonqualified Stock Option Agreement. (1)
10.20      1996 Omnibus Stock Plan Form of Restricted Stock Purchase Agreement. (1)
10.21      Form of Option Agreement with Advisory Board Members listed on attached schedule. (1)
10.22      Option Agreement with David A. Fisher, dated January 6, 1997. (1)
10.23      Form of Warrant between the Company and the lenders identified on the attached schedule. (1)
10.25      Stock Purchase Agreement dated May 30, 1997 between the Company and the Danna Trust. (1)
10.26      Stock Purchase Agreement dated September 23, 1997 between the Company and C. James Moore. (1)
10.27      Stock Purchase Agreement dated September 24, 1997 between the Company and Scott and Susan Moore. (1)
10.28      Evaluation Agreement dated May 23, 1997 between the Company and Nestle USA, Inc. (1)
10.29      Leases for the Company's facilities at 12625 and 12675 Danielson Court, Suites 110 and 401, dated
            February 8, 1996, as amended. (1)
10.30      Lease for the Company's proposed facility to be constructed dated August 7, 1997. (1)
10.31      Stock Purchase Agreement dated October 27, 1997, between the Company and Tony Orlina. (1)
10.32      Stock Purchase Agreement dated October 27, 1997, between the Company and Stephen A. Shields. (1)
10.33      Form of Stock Purchase Agreement dated October 27, 1997 between the Company and the Selling Security
            Holders. (1)
10.34      Form of Warrant between the Company and the Selling Security Holders. (1)
10.35      Form of Loan Agreement between the Company and the lenders identified on the attached schedule. (1)
10.36      Form of Stock Purchase Agreement between the Company and the shareholders identified on the attached schedule. (2)
10.37      Form of First Amendment to Loan Agreement and Warrant between the Company and the Bridge Lenders identified on the attached schedule. (1)
10.38      Loan Agreement dated January 2, 1998 and First Amendment thereto dated January 31, 1998 between the
            Company and MPII a Texas corporation. (1)
10.39      First Amendment to Loan Agreement and Note between the Company and the lenders identified on the attached schedule. (1)
10.40      Form of First Amendment to Stock Purchase Agreement between the Company and the Selling Security Holders identified on the attached schedule. (1)
10.41      Termination of Consulting Agreement between the Company and Manhattan West, Inc. dated February 4, 1998.
            (1)
10.42      Form of cancellation of the License Agreement between the Company and Insta Heat, Inc.(1)
10.43      Form of Stock Purchase Agreement between the Company and the Shareholders identified on the attached
            Schedule.
23.1       Consent of Fisher Thurber LLP (contained in their opinion filed as Exhibit 5). (1)
23.2       Consent of KPMG Peat Marwick LLP, Independent Public Accountants. (1)
24.1       Form of Power of Attorney. (1)
27         Financial Data Schedule. (1)

------------------------

(1) Previously filed

(2) Filed herewith

(3) To be filed by amendment